Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$15,167,910
Realized Gain (Loss) on Swap Contracts	1,882,040
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,842,817)
Unrealized gain (loss) on Fair Value of Swap Contracts	56
Dividend Income	1,043,662
Interest Income	812,908
ETF Transaction Fees	20,000
Total Income (Loss)	$14,083,759

Expenses
General Partner Management Fees	$290,712
Professional Fees	95,440
Brokerage Commissions	108,360
Directors' Fees and insurance	7,975
License fees	7,268
Total Expenses	$509,755
Net Income (Loss)	$13,574,004

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$599,474,007
Additions (6,400,000 Shares)	80,265,427
Withdrawals ((5,300,000) Shares)	(68,834,324)
Net Income (Loss)	13,574,004

Net Asset Value End of Month	$624,479,114
Net Asset Value Per Share (48,146,103 Shares)	$12.97

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596